Exhibit 10.1

EXTENSION OF FORBEARANCE
AND
AMENDMENT NUMBER SEVEN TO CREDIT AGREEMENT
dated as of March 23, 2007
between
ULTRALIFE BATTERIES, INC.
and
THE LENDERS PARTY THERETO
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

EXTENSION OF FORBEARANCE
AND
AMENDMENT NUMBER SEVEN TO CREDIT AGREEMENT
     This Extension of Forbearance and Amendment Number Seven to Credit Agreement (the “Amendment”), dated as of March 23, 2007, is made by and between ULTRALIFE BATTERIES, INC. (the “Borrower”) and the Lenders party to the Credit Agreement and JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank) as Administrative Agent for the Lenders (in such capacity, the “Agent”).
Statement of the Premises
     The Borrower, the Lenders and the Agent have previously entered into, among other agreements, a Credit Agreement, dated as of June 30, 2004, which was amended by Amendment Number One dated as of September 24, 2004, Amendment Number Two dated as of May 4, 2005, Amendment Number Three dated as of August 5, 2005, Amendment Number Four dated as of November 1, 2005, that certain waiver letter dated May 3, 2006, Amendment Number Five dated June 29, 2006, that certain waiver letter dated October 20, 2006, that certain waiver letter dated November 30, 2006 as extended, and that certain Forbearance and Amendment Number Six to Credit Agreement dated February 14, 2007 (collectively, the “Credit Agreement”). The Borrower has requested that the Lenders and Agent grant the Borrower additional time to comply with covenants contained in the Credit Agreement and the Borrower, the Lenders and the Agent desire to amend the Credit Agreement as referenced herein.
Statement of Consideration
     Accordingly, in consideration of the premises and under the authority of Section 5-1103 of the New York General Obligations Law, the parties agree as follows:
Agreement
1.	Defined Terms. The terms “this Agreement”, “hereunder” and similar references in the Credit Agreement shall be deemed to refer to the Credit Agreement as amended by this Amendment. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.
2.	Extension of Forbearance. According to the terms of the forbearance provisions contained within Amendment No. 6, the Forbearance Period, as defined therein, shall terminate on or before March 23, 2007. Although the Borrower continues not to be in compliance with the financial covenants set forth in subsections (a) and (b) of Section 6.09 of the Credit Agreement for the fiscal quarter ending December 31, 2006 and based on the information received to date, does not contemplate being in compliance for the fiscal quarter ending March 31, 2007 (the “Additional Default”), Borrower has requested the Lenders to further extend the Forbearance Period under the Amendment No. 6.
          Lenders and Agent agree, upon satisfaction of the conditions set forth in Section 5 hereof, that:
          A. The “Forbearance Period” as set forth in Amendment No. 6 shall be extended to the date which is the earliest of: (i) 5:01 p.m. (New York time) on May 18, 2007; or (ii) the date on which the Required Lenders elect to terminate the Forbearance Period upon the occurrence of an event described in Section 4(B) of Amendment No. 6, or (iii) the date on which any subsequent amendments to the Credit Agreement, relating to the Existing Event of Default, as modified hereby or this Amendment, become effective. The parties hereto acknowledge and agree that in each instance that the term

“Forbearance Period” is used in the Credit Agreement and Amendment No. 6, the same shall mean the Forbearance Period, as extended hereby.
          B. the “Existing Event of Default” as set forth in Amendment No. 6 shall be modified to also include the Additional Default.
3.	Amendments. Effective upon the satisfaction of all conditions specified in Section 5 thereof, the Credit Agreement is hereby amended as follows:
          A. Section 5.01 of the Credit Agreement is hereby amended so that in subsection (h) hereof the phrase “(February 3, 2007 and March 3, 2007)” is hereby superseded and replaced in its entirety to read “(February 3, 2007, March 3, 2007, March 31, 2007 and May 5, 2007)”.
          B. Section 6.04 of the Credit Agreement is hereby amended so that (i) in subsection (e) thereof, the period “.” at the end of such subsection is hereby deleted and replaced with “; and” and (ii) the following subsection is added at the end thereto:
“(h) loans or advances made by the Borrower to its employees for emergency purposes, in accordance with the Borrower’s standard procedures, not to exceed $25,000 at any one time outstanding”.
4.	Representations. The Borrower hereby represents and warrants to the Lenders and the Agent that: (i) the covenants, representations and warranties set forth in the Credit Agreement are true and correct on and as of the date of execution hereof as if made on and as of said date and as if each reference therein to the Credit Agreement were a reference to the Credit Agreement as amended by this Amendment; (ii) except the Existing Event of Default (as modified hereby), no Default or Event of Default specified in the Credit Agreement has occurred and is continuing, (iii) since the date of the Credit Agreement, there has been no material adverse change in the financial condition or business operations of the Borrower which has not been disclosed to Lenders; (iv) the making and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action, and do not, and will not, (a) contravene the Borrower’s certificate of incorporation or by-laws, (b) violate any law, including without limitation the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any rule, regulation (including Regulations T, U or X of the Board of Governors of the Federal Reserve System) order, writ, judgment, injunction, decree, determination or award, and (c) conflict with or result in the breach of, or constitute a default under, any material contract, loan agreement, indenture, note, mortgage, deed of trust or any other material instrument or agreement binding on the Borrower or any Subsidiary or any of their properties or result in or require the creation or imposition of any lien upon or with respect to any of their properties; (v) this Amendment has been duly executed and delivered by the Borrower and is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms; (vi) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (a) the due execution, delivery or performance by the Borrower of this Amendment or any other agreement or document related hereto or contemplated hereby to which the Borrower is or is to be a party or otherwise bound, or (b) the exercise by the Agent or any Lender of its rights under the Credit Agreement as modified by this Amendment; and (vii) the security interests and charges granted by the Borrower and its Subsidiary pursuant to the Security Agreements continue to constitute valid, binding and enforceable, first in priority Liens on the Collateral, subject only to Liens permitted under the terms of the Security Agreements and Credit Agreement.
5.	Conditions of Effectiveness. The effectiveness of each and all of the modifications and waiver contained in the Amendment and the Forbearance is subject to the satisfaction, in form and substance satisfactory to the Agent, of each of the following conditions precedent:

          A. Agent shall have received 4 duplicate original counterparts of this Amendment executed by Borrower, Lenders and Agent.
          B. Agent shall have received a secretarial certificate of the Borrower in a form reasonably acceptable to Agent, certifying that the June 29, 2006 secretary’s certificate of Borrower is true and correct as of the date of execution hereof, and the authorizing resolutions and the incumbency of officers of the Borrower remain in full force and effect.
          C. The representation and warranties contained in Section 4 hereof and in the Credit Agreement shall be true, correct and complete as of the effective date of this Amendment as though made on such date.
6.	Reference to and Effect on Loan Documents.
          A. Upon the effectiveness hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” “Amendment No. 6,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement shall mean and be a reference to the Credit Agreement or Amendment No. 6, as applicable, as amended hereby.
          B. Except as specifically amended above, the Credit Agreement, and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
          C. The amendments set forth in Section 3 and the extended Forbearance set forth in Section 2 hereto are only applicable and shall only be effective in the specific instance and for the specific purpose for which made, are expressly limited to the facts and circumstances referred to herein, and shall not operate as (i) a waiver of, or consent to non-compliance with any provision of the Credit Agreement or any other Loan Document, including specifically, but without limitation, any further advances or loans made by the Borrower in contravention of the terms of the Credit Agreement, (ii) a waiver or modification of any right, power or remedy of either the Agent or any Lender under the Credit Agreement or any Loan Document, or (iii) a waiver or modification of, or consent to, any Event of Default or Default under the Credit Agreement or any Loan Document.
7.	Costs and Expenses. Borrower agrees to pay on demand all costs and expenses of Agent in connection with the preparation, execution and delivery of this Amendment and the other documents related hereto, including the fees and out-of-pocket expenses of counsel for Agent.

8.	Waiver and Release. As a material inducement for, and in consideration of, the Lenders’ and Agent’s agreements herein, the Borrower, by signing this Amendment, hereby forever waives, releases, remises and discharges any and all rights to assert any and all defenses to and setoffs, counterclaims, and claims of every kind against any Lenders or Agent, its respective agents, servants, employees, officers, directors and attorneys now existing or arising hereafter on the basis of actions or events occurring on or prior to the date hereof. Each of the parties signing this agreement confirms that the foregoing waiver and release is informed and freely given.

9.	Representation by Counsel. Borrower hereby represents and warrants to the Lenders and Agent that throughout the negotiations, preparation and execution of this Amendment and the closing hereunder, Borrower has been represented by legal counsel of its own choosing and that this Amendment was entered into by the free will of Borrower and pursuant to arm’s-length negotiations.

10.	Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of New York without regard to any conflicts-of-laws rules which would require the application of the laws of any other jurisdiction.

11.	Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

12.	Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all or which taken together shall constitute but one and the same instrument.
[Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective representatives thereunto duly authorized as of the date first above written.

ULTRALIFE BATTERIES, INC.

	By:	/s/ Robert W. Fishback

	Name:	Robert W. Fishback

	Title:	Vice President of Finance and Chief Financial Officer

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A., as Agent

	By:	/s/ Thomas C. Strasenburgh

	Name:	Thomas C. Strasenburgh

	Title:	Vice President

LENDERS:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Thomas C. Strasenburgh

	Name:	Thomas C. Strasenburgh

	Title:	Vice President

MANUFACTURERS AND TRADERS TRUST COMPANY

	By:	/s/ Jon Fogle

	Name:	Jon Fogle

	Title:	Vice President